                        NEWPORT NEWS SHIPBUILDING INC.

                                 $200,000,000
                         8 5/8% SENIOR NOTES DUE 2006
                                      AND
                                 $200,000,000
                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2006

                              PURCHASE AGREEMENT

November 21, 1996

J.P. Morgan Securities Inc.
CS First Boston Corporation
Morgan Stanley & Co. Incorporated
BA Securities, Inc.
NationsBanc Capital Markets, Inc.
c/o J.P. Morgan Securities Inc.
  60 Wall Street
  New York, New York 10260-0060

Ladies and Gentlemen:

  Newport News Shipbuilding Inc., a Delaware corporation (the "Company"), proposes to issue and sell to J.P. Morgan Securities Inc., CS First Boston Corporation, Morgan Stanley & Co. Incorporated, BA Securities, Inc. and NationsBanc Capital Markets, Inc. (the "Initial Purchasers") $200,000,000 aggregate principal amount of its 8 5/8% Senior Notes due 2006 (the "Senior Notes") and $200,000,000 aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2006 (the "Senior Subordinated Notes," and, together with the Senior Notes, the "Notes"). The Senior Notes will be issued pursuant to the provisions of an Indenture to be dated as of November 26, 1996 (the "Senior Note Indenture") among the Company, the Guarantor (as defined below) and The Bank of New York, as trustee (the "Senior Note Trustee"). The Senior Subordinated Notes will be issued pursuant to the provisions of an Indenture to be dated as of November 26, 1996 (the "Senior Subordinated Note Indenture," and, together with the Senior Note Indenture, the "Indentures") among the Company, the Guarantor and The Bank of New York, as trustee (the "Senior Subordinated Note Trustee," and, together with the Senior Note Trustee, the "Trustee"). The Notes will be initially guaranteed (the "Guarantees," and, collectively with the Notes, the "Securities") by Newport News Shipbuilding and Dry Dock Company, a Virginia corporation (the "Guarantor").

  Holders of the Senior Notes will have the benefits of a Registration Rights Agreement to be dated as of November 26, 1996 (the "Senior Notes Registration Rights Agreement") among the Initial Purchasers, the Company and the Guarantor. Holders of the Senior Subordinated Notes will have the benefits of a Registration Rights Agreement to be dated as of November 26, 1996 (the "Senior Subordinated Notes Registration Rights Agreement," and, together with the Senior Notes Registration Rights Agreement, the "Registration Rights Agreements") among the Initial Purchasers, the Company and the Guarantor.

  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption therefrom provided by
Section 4(2) of the Securities Act.

  In connection with the sale of the Securities, the Company and the Guarantor have prepared a preliminary offering memorandum, dated November 8, 1996 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated November 21, 1996 (the "Offering Memorandum"). Any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented as of any specified date, shall be deemed to include any Rule 144A(d)(4) Information (as defined in Section 5(m)) furnished by the Company prior to completion of the distribution of the Securities. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Offering Memorandum.

  The Company and the Guarantor hereby agree with the Initial Purchasers as follows:

  1. Upon the basis of the representations, warranties and agreements contained herein, the Company and the Guarantor agree to issue and sell the Securities to the Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company (i) the respective principal amount of Senior Notes set forth opposite such Initial Purchaser's name in Schedule I hereto at a purchase price (the "Senior Note Purchase Price") equal to 97.75% of their principal amount and (ii) the respective principal amount of Senior Subordinated Notes set forth opposite such Initial Purchaser's name in Schedule I hereto at a purchase price (the "Senior Subordinated Note Purchase Price," and, together with the Senior Note Purchase Price, the "Total Purchase Price") equal to 97.50% of their principal amount. No additional consideration shall be paid by the Initial Purchasers for the Guarantees.

  2. The Company and the Guarantor understand that the Initial Purchasers intend (i) to offer privately their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

  The Company and the Guarantor confirm that they have authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby makes to the Company and the Guarantor the following representations, warranties and agreements:

    (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act;

    (ii) (A) neither it nor any person acting on its behalf will solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in a manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (B) it and persons acting on its behalf will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) in the case of offers and sales in the United States, (x) persons whom it reasonably believes to be "qualified institutional buyers" within the meaning of and in accordance with Rule 144A under the Securities Act or (y) a limited number of institutions which it reasonably believes are "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, who, in the case of purchasers described in this clause (B)(1)(y), provide it with a letter in the form of Exhibit A to the Offering Memorandum and (2) in the case of offers and sales outside the United States, persons whom it reasonably believes to be persons other than U.S. persons, in reliance upon and in accordance with Regulation S under the Securities Act;

    (iii) except for offers and sales described in (ii)(B)(1) above, it will not offer, sell or deliver the Securities to, or for the account or benefit of, U.S. persons (a) as part of its distribution at any time or
  (b) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (defined below), and it will send to each dealer to whom it sells such Securities during such period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. persons; and

    (iv) neither it nor any person acting on its behalf will offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof.

  3. Payment for the Securities shall be made by wire transfer in immediately available funds to an escrow account specified by the Trustee to the Initial Purchasers no later than noon on the Business Day (as defined below) prior to the Closing Date (as defined below), on November 26, 1996, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

  Payment for the Securities shall be made against delivery (i) to the nominee of The Depository Trust Company for the respective accounts of the Initial Purchasers of one or more global Senior Notes and global Senior Subordinated Notes (collectively, the "Global Notes") and/or (ii) to the Initial Purchasers of one or more physical Senior Notes and physical Senior Subordinated Notes (collectively, the "Physical Notes"), together representing the Securities, with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Securities duly paid by the Company. The Global Notes and the Physical Notes will be made available for inspection by the Initial Purchasers at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

  4. Each of the Company and the Guarantor represents and warrants to each Initial Purchaser that:

    (a) the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, and, in the case of the Offering Memorandum, at all times subsequent thereto up to the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this subclause (a) do not apply to statements or omissions made in reliance upon and conformity with information specifically furnished in writing to the Company by the Initial Purchasers through J.P. Morgan Securities Inc. expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto;

    (b) the financial statements, and the related notes thereto, included in the Offering Memorandum present fairly in all material respects the combined financial position, results of operations and changes in combined cash flows of the shipbuilding business of Tenneco Inc. ("Tenneco") and its subsidiaries as of the dates and for the periods indicated; and said financial statements have been prepared in conformity with United States generally accepted accounting principles and practices applied on a consistent basis; and the pro forma financial information, and the related notes thereto, included in the Offering Memorandum is based upon good faith estimates and assumptions believed by the Company and the Guarantor to be reasonable;

    (c) since the respective dates as of which information is given in the Offering Memorandum, there has not been (i) any change in the capital stock or long-term debt of the Company and the Subsidiaries (as defined in the Offering Memorandum) or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum; and except as set forth or contemplated in the Offering Memorandum, none of the Company, the Subsidiaries or Tenneco or Tenneco's subsidiaries (with respect to the shipbuilding business of Tenneco and its subsidiaries to be operated by the Company and the Subsidiaries after the Shipbuilding Distribution (as defined in the Offering Memorandum) as contemplated by the Offering Memorandum (the "Shipbuilding Business")) has entered into any transaction (whether or not in the ordinary course of business) material to the Company and the Subsidiaries, taken as a whole;

    (d) the Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect");

    (e) the Company has the capitalization set forth in the Offering Memorandum; and the shares of capital stock of the Company to be distributed in the Shipbuilding Distribution, when distributed by Tenneco pursuant to the Distribution Agreement (as defined in the Offering Memorandum), will be duly authorized and validly issued, and fully paid and non-assessable, owned free and clear of all liens, encumbrances, security interests and claims;

    (f) each corporation which after giving effect to the Shipbuilding Distribution (as defined in the Offering Memorandum), will be a "significant subsidiary" (as defined in Regulation S-X under the Securities
  Act) of the Company (each, a "Subsidiary" and, collectively, "the Subsidiaries") has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the laws of each jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except for any directors' qualifying shares and except as described in the Offering Memorandum) are or will be immediately following the Shipbuilding Distribution owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims, other than liens securing the Senior Credit Facility (as defined in the Offering Memorandum) and any other liens permitted under the Indentures;

    (g) this Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor;

    (h) the Notes have been duly authorized and, when issued and delivered pursuant to the Indentures and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indentures, enforceable against the Company in accordance with their terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability whether applied by a court of law or equity; each of the Indentures has been duly authorized by the Company and, when executed and delivered by each of the Company, the Guarantor and the relevant Trustee, each of the Indentures will constitute a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability whether applied by a court of law or equity; and the Notes and the Indentures will conform to the descriptions thereof in the Offering Memorandum;

    (i) each of the Guarantees has been duly authorized and, when the Notes are issued and delivered pursuant to the Indentures and this Agreement, will have been duly executed, authenticated and delivered and will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability whether applied by a court of law or equity; each of the Indentures has been duly authorized by the Guarantor and, when executed and delivered by the Guarantor and the relevant Trustee, each of the Indentures will constitute a valid and binding instrument of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability whether applied by a court of law or equity; and the Guarantees will conform to the description thereof in the Offering Memorandum;

    (j) each of the Registration Rights Agreements has been duly authorized by each of the Company and the Guarantor and, when executed and delivered by each of the Company and the Guarantor, each of the Registration Rights Agreements will constitute a valid and binding instrument of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except as (A) the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability whether applied by a court of law or equity and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations; and the Registration Rights Agreements will conform to the description thereof in the Offering Memorandum;

    (k) the Senior Credit Facility has been duly authorized by each of the Company and the Guarantor and the Senior Credit Facility constitutes a valid and binding instrument of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability whether applied by a court of law or equity; and the Senior Credit Facility conforms to the description thereof in the Offering Memorandum;

    (l) the use of the proceeds from the sale of the Securities by the Company will not violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

    (m) none of the Company, the Subsidiaries or Tenneco or its subsidiaries (with respect to the Shipbuilding Business) is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company, any of the Subsidiaries or Tenneco or any of its subsidiaries (with respect to the Shipbuilding Business) is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not have a Material Adverse Effect; the issue and sale of the Securities and the performance by the Company and the Guarantor of all of the provisions of their obligations under the Securities, the Indentures, the Registration Rights Agreements, the Senior Credit Facility and this Agreement (collectively, the "Transaction Documents") and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or the Guarantor is or, following the Shipbuilding Distribution, will be a party or by which any of them is or, following the Shipbuilding Distribution, will be bound or to which any of the property or assets of the Company or the Guarantor is or, following the Shipbuilding Distribution, will be subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or the Guarantor or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Guarantor of the transactions contemplated by the Transaction Documents, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under state securities, Blue Sky Laws or laws of other countries in connection with the purchase and distribution of the Securities by the Initial Purchasers;

    (n) other than as set forth or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company and the Guarantor, threatened against or affecting the Company, any of the Subsidiaries or Tenneco or any of its subsidiaries (with respect to the Shipbuilding Business) or any of their respective properties or to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject which will, individually or in the aggregate, have a Material Adverse Effect and, to the best of the Company's and the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

    (o) none of the Company, the Guarantor or their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum;

    (p) none of the Company, the Guarantor, their respective affiliates or any person acting on their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and each of the Company, the Guarantor, their respective affiliates and any person acting on their behalf has complied with the "offering restriction" within the meaning of such Rule 902;

    (q) neither the Company nor the Guarantor is, nor, after giving effect to the offering and sale of the Securities and the Shipbuilding Distribution, will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

    (r) it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indentures under the Trust Indenture Act of 1939, as amended;

    (s) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

    (t) Arthur Andersen LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act;

    (u) except as described in the Offering Memorandum, after giving effect to the Shipbuilding Distribution, the Company and the Subsidiaries will have good and marketable title in fee simple to all material items of real property and good and marketable title to all material personal property owned by the Company and the Subsidiaries or by Tenneco and its subsidiaries and used in the Shipbuilding Business, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use proposed to be made of such property by the Company and the Subsidiaries; and after giving effect to the Shipbuilding Distribution, any material real property and buildings to be held under lease by the Company or the Subsidiaries will be held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use proposed to be made of such property and buildings by the Company or the Subsidiaries;

    (v) the Company and the Subsidiaries have complied with all provisions of
  Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

    (w) each of the Company, the Subsidiaries and Tenneco and its subsidiaries (with respect to the Shipbuilding Business) has filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Offering Memorandum, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any of the Subsidiaries;

    (x) the Company, immediately following the Shipbuilding Distribution, will be subject to Section 13 or 15(d) of the Exchange Act;

    (y) after giving effect to the Shipbuilding Distribution, each of the Company and the Subsidiaries will own, possess or have obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and Tenneco and its subsidiaries have made and, after giving effect to the Shipbuilding Distribution, the Company and the Subsidiaries will have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on the Shipbuilding Business as conducted as of the date hereof, except where the failure to so obtain, individually and in the aggregate, would not have a Material Adverse Effect; and neither the Company nor the Guarantor has received any actual notice, or is aware of, any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Offering Memorandum; and Tenneco and its subsidiaries (with respect to the Shipbuilding Business) are, and after giving effect to the Shipbuilding Distribution, each of the Company and the Subsidiaries will be in compliance in all material respects with all laws and regulations necessary to conduct the Shipbuilding Business;

    (z) there are no existing or, to the best knowledge of the Company and the Guarantor, threatened labor disputes with the employees of the Company or the Subsidiaries which will have, singly or in the aggregate, a Material Adverse Effect;

    (aa) except as set forth in the Offering Memorandum, the Company and the Subsidiaries are and, immediately after giving effect to the Shipbuilding Distribution, will be (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) in possession of all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct the Shipbuilding Business and (iii) in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to possess required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals will not, singly or in the aggregate, have a Material Adverse Effect; and after giving effect to the Shipbuilding Distribution and the Transaction Documents (as defined in the Offering Memorandum), associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect;

    (ab) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is or, after the Shipbuilding Distribution, will be maintained, administered or contributed to by the Company or any affiliates of the Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"), except where the failure to so comply, individually and in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred or, after giving effect to the Shipbuilding Distribution, will occur with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption and except for the occurrence of prohibited transactions which individually and in the aggregate would not have a Material Adverse Effect. Except as described in the Offering Memorandum, for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA (A) no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and (B) the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions other than where the failure to so exceed would not have a Material Adverse Effect; and

    (ac) after giving effect to the Shipbuilding Distribution, each of the Company and the Subsidiaries will own or possess adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on the Shipbuilding Business as conducted as of the date hereof; and none of the Company nor the

  Guarantor has received any written notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which will, singly or in the aggregate, have a Material Adverse Effect.

  5. Each of the Company and the Guarantor covenants and agrees with each of the Initial Purchasers as follows:

    (a) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

    (b) if, at any time prior to the completion of the initial placement of the Securities, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading or so that the Offering Memorandum will comply with law;

    (c) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

    (d) so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

    (e) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company or the Guarantor which are substantially similar to the Securities;

    (f) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

    (g) to use its best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealer, Inc.;

    (h) to furnish to the holders of the Securities as soon as reasonably practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as reasonably practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), consolidated summary financial information of the Company and its consolidated subsidiaries of such quarter in reasonable detail;

    (i) during the period from the Closing Date to the earlier of (A) the date the Exchange Offer (as defined in the Registration Rights Agreements) is consummated and (B) the third anniversary of the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities

  Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

    (j) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Offering Memorandum and any preliminary offering memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including reasonable fees of counsel for the Initial Purchasers and their reasonable disbursements), (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indentures, the Registration Rights Agreements, the Blue Sky Survey and any Legal Investment Survey and the furnishing to Initial Purchasers and dealers of copies of the Offering Memorandum and the Preliminary Offering Memorandum, including mailing and shipping, as herein provided, (v) payable to rating agencies in connection with the rating of the Securities, and
  (vi) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

    (k) the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings contemplated hereby;

    (l) the Company will not solicit any offer to buy or offer to sell Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act;

    (m) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Initial Purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) ("Rule 144A(d)(4) Information") under the Securities Act (or any successor thereto); and

    (n) the Company will not take any action prohibited by Rule 10b-6 under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

  6. The several obligations of the Initial Purchasers hereunder to purchase the Securities on the Closing Date are subject to the performance by each of the Company and the Guarantor of its obligations hereunder and to the following additional conditions:

    (a) the representations and warranties of each of the Company and the Guarantor contained herein are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date and each of the Company and the Guarantor shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

    (b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

    (c) otherwise than as set forth or contemplated in the Offering Memorandum, since the respective dates as of which information is given in the Offering Memorandum, there shall not have been (i) any change in the capital stock or long-term debt of the Company and the Subsidiaries or
  (ii) any material adverse change or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum; and none of the Company or the Subsidiaries has sustained since the date of the latest audited financial statements of the Company and the Subsidiaries included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum;

    (d) the Initial Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of each of the Company and the Guarantor, with specific knowledge about the Company's or the Guarantor's financial matters, as the case may be, satisfactory to the Initial Purchasers to the effect set forth in subsections (a) and (b) of this Section and to the further effect that, since the date of this Agreement, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, except as set forth or contemplated in the Offering Memorandum;

    (e) Stephen B. Clarkson, Vice President, General Counsel and Secretary of the Company and the Guarantor, shall have furnished to the Initial Purchasers his written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

      (i) each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum;

      (ii) each of the Company and the Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

      (iii) the shares of capital stock of the Company to be distributed in the Shipbuilding Distribution, when distributed by Tenneco pursuant to the Distribution Agreement, will be duly authorized and validly issued, and fully paid and non-assessable;

      (iv) all of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable;

      (v) to such counsel's knowledge, other than as set forth or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened in writing against or affecting the Company or any of the Subsidiaries or any of their respective properties or to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject which would individually or in the aggregate have a Material Adverse Effect;

      (vi) this Agreement has been duly authorized, executed and delivered by the each of the Company and the Guarantor;

      (vii) the Notes have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the relevant Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the relevant Indenture, enforceable against the Company in accordance with their terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability, whether applied by a court of law or equity; the Notes conform to the descriptions thereof in the Offering Memorandum;

      (viii) each of the Indentures has been duly authorized, executed and delivered by each of the Company and the Guarantor and constitutes a valid and binding instrument of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability, whether applied by a court of law or equity; the Indentures conform to the description thereof in the Offering Memorandum;

      (ix) each of the Guarantees has been duly authorized, executed and delivered by the Guarantor and, when the Notes are executed by the Company and authenticated in accordance with the relevant Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability, whether applied by a court of law or equity; and, insofar as the Guarantees are summarized in the Offering Memorandum, the Guarantees conform to the descriptions thereof in the Offering Memorandum;

      (x) each of the Registration Rights Agreements has been duly authorized, executed and delivered by each of the Company and the Guarantor and constitutes a valid and binding instrument of each of the Company and the Guarantor; and, insofar as the Registration Rights Agreements are summarized in the Offering Memorandum, the Registration Rights Agreements conform to the descriptions thereof in the Offering Memorandum;

      (xi) the Senior Credit Facility has been duly authorized, executed and delivered by each of the Company and the Guarantor and constitutes a valid and binding obligation of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability whether applied by a court of law or equity; and, insofar as the Senior Credit Facility is summarized in the Offering Memorandum, the Senior Credit Facility conforms to the description thereof in the Offering Memorandum;

      (xii) to such counsel's knowledge, none of the Company, any of the Subsidiaries or Tenneco or any of Tenneco's subsidiaries (with respect to the Shipbuilding Business) is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company, any of the Subsidiaries or Tenneco or any of Tenneco's subsidiaries (with respect to the Shipbuilding Business) is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate will not have a Material Adverse Effect; to such counsel's knowledge, the issue and sale of the Securities and the performance by the Company and the Guarantor of their respective obligations under the Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms of provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or the Guarantor is or, following the Shipbuilding Distribution, will be a party or by which the Company or the Guarantor is or, following the Shipbuilding Distribution, will be bound or to which any of the property or assets of the Company or the Guarantor is or, following the Shipbuilding Distribution, will be subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or the Guarantor or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their respective properties;

      (xiii) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement or the Indentures, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the laws of other countries in connection with the purchase and distribution of the Securities by the Initial Purchasers or which have been previously obtained;

      (xiv) it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended;

      (xv) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

      (xvi) the statements in the Offering Memorandum under "Business-- Investigations and Legal Proceedings", "Description of the Notes", "Description of the Senior Credit Facility" and "ERISA Considerations", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present such legal matters, documents or proceedings;

      (xvii) such counsel believes that (except for the financial statements, supporting schedules, statistical data and other financial information included therein as to which such counsel need express no belief) the Offering Memorandum did not, as of its date of issuance, and does not, as amended or supplemented, if applicable, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

      (xviii) neither the Company nor the Guarantor is or, after giving effect to the offering and sale of the Securities and the Shipbuilding Distribution, will be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

    In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and Virginia, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to the Initial Purchasers' counsel) of other counsel, reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; (B) as to the opinions in subparagraphs (xiv), (xv), (xvi) and (xviii) above, upon the opinion of counsel referenced in paragraph (f) below; and (C) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Guarantor. The opinion of such counsel shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Initial Purchasers and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xvii) above counsel may state their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto but is without independent check or verification except as specified.

    The opinion of Stephen B. Clarkson described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein;

    (f) Jenner & Block, special Counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, (i) to the effect that such counsel believes that (except for financial statements, supporting schedules, statistical data and other financial information included therein as to which such counsel need express no belief) the Offering Memorandum did not, as of its date of issuance, and does not, as amended or supplemented, if applicable, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (such opinion of such counsel may state their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto but it is without independent check or verification except as specified) and (ii) as to Federal and Illinois law only, with respect to subparagraphs (xiv), (xv), (xvi) and (xviii) of paragraph (e) above.

    The opinion of Jenner & Block described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein;

    (g) on the date of the issuance of the Offering Memorandum and also on the Closing Date, Arthur Andersen LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum;

    (h) the Initial Purchasers shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to the validity of the Indentures, the Securities and the Registration Rights Agreements, and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

    (i) on or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

  7. Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (and any amendment or supplement thereto, if the Company shall have furnished any amendments or supplements thereto) or any preliminary offering memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser specifically furnished to the Company in writing by such Initial Purchaser through J.P. Morgan Securities Inc. expressly for use therein; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or alleged omission made in any preliminary offering memorandum if (a) such Initial Purchaser failed to deliver a copy of the Offering Memorandum with or prior to the delivery of written confirmation of the sale of a Note or Notes to the person asserting such loss, claim, damage, liability or expense who purchased such Note or Notes which are the subject thereof and (b) the Offering Memorandum would have corrected such untrue statement or omission or alleged untrue statement or alleged omission; and provided further, that the Company and the Guarantor shall not be liable in any such case to the extent that any such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or alleged omission in the Offering Memorandum if such untrue statement or omission or alleged untrue statement or alleged omission is corrected in an amendment or supplement to the Offering Memorandum and if, having previously been furnished by or on behalf of the Company and the Guarantor with copies of the Offering Memorandum as so amended or supplemented, such Initial Purchaser thereafter fails to deliver such Offering Memorandum as so amended or supplemented, prior to or concurrently with the sale of a Note or Notes to the person asserting such loss, claim, damage, liability or expense who purchased such Note or Notes which are the subject thereof.

  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Guarantor, their respective directors and officers and each person who controls the Company within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from each of the Company and the Guarantor to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial

Purchaser expressly for use in the Offering Memorandum, any amendment or supplement thereto, or any preliminary offering memorandum.

  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to a conflict of interest or the defendants in any such action including both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it and/or the other Indemnified Persons that are different from or additional to those of the Indemnifying Person. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers and such control persons of Initial Purchasers shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for any of the Company, the Guarantor, their respective directors and officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

  If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of each of the Company and the Guarantor set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of any of the Company, the Guarantor, their respective officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

  8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by either the Company or Tenneco shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

  9. This Agreement shall become effective upon the execution and delivery hereof by each of the parties hereto.

  If, on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

  10. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of either of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of the Company or the Guarantor shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Company agrees to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

  11. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantor, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

  12. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. alone on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. alone shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060; Attention: Syndicate Department. Notices to the Company shall be given to it at Newport News Shipbuilding Inc., 4101 Washington Avenue, Newport News, Virginia 23607; Attention: Chief Financial Officer.

  13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

  14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

  If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                          Very truly yours,

                                          Newport News Shipbuilding Inc.

                                          By: /s/ David J. Anderson
                                              -----------------------------
                                              Name:  David J. Anderson
                                              Title: Senior Vice President

                                          Newport News Shipbuilding and Dry
                                           Dock Company

                                          By: /s/ David J. Anderson
                                              -----------------------------
                                              Name:  David J. Anderson
                                              Title: Senior Vice President

Accepted: November 21, 1996

J.P. Morgan Securities Inc.
CS First Boston Corporation
Morgan Stanley & Co. Incorporated
BA Securities, Inc.
Nationsbanc Capital Markets, Inc.

By: J.P. Morgan Securities Inc.

By: /s/ Steven Tulip
    ---------------------------------
  Name:  Steven Tulip
  Title:  Vice President

                                   SCHEDULE I

                                                                  PRINCIPAL
                                             PRINCIPAL AMOUNT  AMOUNT OF SENIOR
                                             OF SENIOR NOTES  SUBORDINATED NOTES
   INITIAL PURCHASER                         TO BE PURCHASED   TO BE PURCHASED
   -----------------                         ---------------- ------------------
J.P. Morgan Securities Inc. ................   $100,000,000      $100,000,000
CS First Boston Corporation.................     40,000,000        40,000,000
Morgan Stanley & Co. Incorporated...........     40,000,000        40,000,000
BA Securities, Inc. ........................     10,000,000        10,000,000
NationsBanc Capital Markets, Inc. ..........     10,000,000        10,000,000
                                               ------------      ------------
  Total:....................................   $200,000,000      $200,000,000
                                               ============      ============